Exhibit 32.2

CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of China Digital Ventures Corporation (the “Company”) on Form 10-Q for the quarter ending December 31, 2011, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Robert M. Price, Chief Financial Officer (Principal Financial Officer) of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ending December 31, 2011 , fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the quarter ending December 31, 2011 , fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 13, 2012	By:	/s/ Robert M. Price
Robert M. Price
Chief Financial Officer (Principal Financial Officer) China Digital Ventures Corporation